EXHIBIT 1
AGREEMENT TO FILE JOINT SCHEDULE 13D
The undersigned (the “Reporting Persons”) hereby agree to file jointly a Schedule 13D and any amendments thereto relating to the aggregate ownership by each of the Reporting Persons of any voting equity security of a class which is registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “Act”), as required by Rule 13d-1 and Rule 13d-2, promulgated under the Act.
Each of the Reporting Persons agrees that the information set forth in such Schedule 13D and any amendments thereto with respect to such Reporting Persons will be true, complete, and correct as of the date of such Schedule 13D or such amendments, to the best of such Reporting Person’s knowledge and belief, after reasonable inquiry. Each of the Reporting Persons makes no representations as to the accuracy or adequacy of the information set forth in the Schedule 13D or any amendments thereto with respect to any other Reporting Person.
Each of the Reporting Persons shall promptly notify the other Reporting Persons if any of the information set forth in the Schedule 13D or any amendments thereto shall become inaccurate in any material respect or if said person learns of information that would require an amendment to the Schedule 13D.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of February  _____, 2009.

THE STEPHENS GROUP, LLC		W. R. STEPHENS, JR. REVOCABLE TRUST

By:	/s/ Ronald M. Clark	By:	/s/ W. R. Stephens, Jr.
	Ronald M. Clark		W. R. Stephens, Jr.
	Senior Vice President & General Counsel		Trustee

SNOW LAKE HOLDINGS, INC.

By:	/s/ Robert L. Schulte	By:	/s/ Jon E. M. Jacoby
	Robert L. Schulte		Jon E. M. Jacoby
Director

SG-1890, LLC

By:	The Stephens Group, LLC Its Manager

By:	/s/ Ronald M. Clark
Ronald M. Clark
Senior Vice President & General Counsel

*By:	/s/ Ronald M. Clark
Ronald M. Clark
Attorney-in-Fact

*
This agreement to file a joint Schedule 13D was signed pursuant to a Power of Attorney, dated February  _____, 2009 and filed by the Reporting Persons with the Securities and Exchange Commission on February  _____, 2009.